UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2014

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 27, 2014 at 5:00 p.m., New York City time (the “Effective Time”), Liberty Interactive Corporation (the “Company”) completed its previously announced spin-off (the “Spin-Off”) of its former wholly-owned subsidiary Liberty TripAdvisor Holdings, Inc. (“TripCo”).

The Spin-Off was accomplished by the distribution (the “Distribution”) by the Company of a dividend of (i) one share of TripCo’s Series A common stock for each outstanding share of the Company’s Series A Liberty Ventures common stock as of 5:00 p.m., New York City time, on August 21, 2014 (such date and time, the “Record Date”) and (ii) one share of TripCo’s Series B common stock for each outstanding share of the Company’s Series B Liberty Ventures common stock as of the Record Date.  As a result of the Spin-Off, TripCo is an independent, publicly traded company and its assets and liabilities consist of its 22% economic and 57% voting interest in TripAdvisor, Inc., its 100% ownership interest in BuySeasons, Inc., corporate level cash and cash equivalents of approximately $50 million and approximately $400 million indebtedness.    Prior to the Spin-Off, TripCo distributed $350 million in cash to the Company (the source of which was proceeds from TripCo’s $400 million margin loan).

 In connection with the Spin-Off, the following agreements were entered into by the Company (the “Spin-Off Agreements”):

•

a Reorganization Agreement, dated as of August 15, 2014, between the Company and TripCo, which provides for, among other things, the principal corporate transactions required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between the Company and TripCo with respect to and resulting from the Spin-Off; and

•

a Tax Sharing Agreement, dated as of August 27, 2014, between the Company and TripCo, which governs the allocation of taxes, tax benefits, tax items and tax-related losses between the Company and TripCo.

The section of the prospectus forming a part of Amendment No. 4 to TripCo’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 11, 2014 (File No. 001-195705), entitled “Certain Relationships and Related Party Transactions—Relationships Between TripCo and Liberty and/or Liberty Media,” which describes the material terms of the Spin-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Spin-Off Agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure

On August 28, 2014, the Company announced that Michael George, President and CEO of QVC, Inc., will be presenting at the Goldman Sachs 21st Annual Global Retailing Conference on Thursday, September 4th at 8:50 a.m., E.D.T. at the Plaza Hotel in New York, NY.  During his presentation, Mr. George may make observations regarding the Company's financial performance and outlook.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 8.01.  Other Events

On August 27, 2014, the Company issued a press release (the “Press Release”) announcing the completion of the Spin-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(b) The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to Article 11 of Regulation S-X is filed herewith for the quarter ended March 31, 2014 as Exhibit 99.3. The Company hereby undertakes to amend this Current Report on Form 8-K to file such information for the quarter ended June 30, 2014 as promptly as practicable after TripCo has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 with the Securities and Exchange Commission.

(d)  Exhibits

Exhibit No.	Name

2.1	Reorganization Agreement, dated as of August 15, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc.
10.1	Tax Sharing Agreement, dated as of August 27, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc.
99.1	Press Release, dated August 27, 2014.
99.2	Press Release, dated August 28, 2014.
99.3	Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

LIBERTY INTERACTIVE CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:     Vice President

EXHIBIT INDEX

9
Exhibit No.	Name

2.1	Reorganization Agreement, dated as of August 15, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc.
10.1	Tax Sharing Agreement, dated as of August 27, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc.
99.1 99.2	Press Release, dated August 27, 2014. Press Release, dated August 28, 2014.
99.3	Financial Information.